Exhibit 99.2

WHOLE FOODS MARKET
STOP
Nora Plaza – Indianapolis, IN MSA

Snooze
NORTH
bluemercury
ATHLETA
Rampart Commons – Las Vegas, NV MSA

KITE®

# QUARTERLY FINANCIAL SUPPLEMENT

## Q2 2024

KRG
LISTED
NYSE

© 2024 Kite Realty Group | kiterealty.com

Delray Marketplace – Miami, FL MSA

ALDI
restore
HYPER WELLNESS
Eastgate Crossing – Raleigh, NC MSA

Kite Realty Group Trust
Quarterly Financial Supplement as of June 30, 2024
T A B L E O F C O N T E N T S

Kite Realty Group Trust | 30 South Meridian Street, Suite 1100 | Indianapolis, Indiana 46204 | 888.577.5600 | www.kiterealty.com

PRESS RELEASE
Contact Information: Kite Realty Group Trust
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Trust Reports Second Quarter 2024 Operating Results
Indianapolis, Indiana, July 30, 2024 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored centers and vibrant mixed-use assets, reported today its operating results for the second quarter ended June 30, 2024. For the quarters ended June 30, 2024 and 2023, net loss attributable to common shareholders was $48.6 million, or $0.22 per diluted share, compared to net income of $32.1 million, or $0.15 per diluted share, respectively. For the six months ended June 30, 2024 and 2023, net loss attributable to common shareholders was $34.5 million, or $0.16 per diluted share, compared to net income of $37.4 million, or $0.17 per diluted share, respectively. The net loss for the quarter and six months ended June 30, 2024 was driven by a $66.2 million impairment charge associated with an asset classified as held for sale as of June 30, 2024. Excluding the impairment charge, net income for the quarter and six months ended June 30, 2024 would have been $17.6 million, or $0.08 per diluted share, and $31.7 million, or $0.14 per diluted share, respectively.
Company raises 2024 NAREIT FFO and Same Property NOI guidance
Leased approximately 1.2 million square feet at 15.6% comparable blended cash leasing spreads
Received a credit rating upgrade to BBB from S&P Ratings
Improved Net Debt to Adjusted EBITDA to 4.8x, an all-time low for KRG
Board of Trustees raises quarterly dividend on common shares by 8.3% on a year-over-year basis
“The KRG team delivered another exceptional quarter with approximately 1.2 million square feet of total leasing volume, while generating 15.6% blended cash spreads,” said John A. Kite, Chairman and CEO. “The combination of our superior operating platform and premier open-air portfolio has enabled our team to enhance the quality of our merchandising mix and drive higher embedded rent bumps. S&P and Moody’s recent upgrades reflect the strength of our credit metrics and our commitment to maintaining a formidable balance sheet.”
Second Quarter 2024 Financial and Operational Results
▪Generated NAREIT FFO of the Operating Partnership of $117.5 million, or $0.53 per diluted share, for the second quarter and $230.3 million, or $1.03 per diluted share, year to date.
▪Same Property NOI increased by 1.8% for the second quarter and increased by 2.2% year to date.
▪Executed 160 new and renewal leases representing approximately 1.2 million square feet.
▪Blended cash leasing spreads of 15.6% on 136 comparable leases, including 34.8% on 40 comparable new leases, 14.3% on 60 comparable non-option renewals and 6.0% on 36 comparable option renewals.
▪Cash leasing spreads of 23.7% on a blended basis for comparable new and non-option renewal leases.
▪Operating retail portfolio ABR per square foot of $20.90 at June 30, 2024, a 3.5% increase year-over-year.
▪Retail portfolio leased percentage of 94.8% at June 30, 2024, an 80-basis point increase sequentially.

i

▪Portfolio leased-to-occupied spread at period end of 320 basis points, which represents $35.3 million of signed-not-open NOI.
Second Quarter 2024 Capital Allocation Activity
▪Sold Ashland & Roosevelt (Chicago, IL), a 104,176 square foot center, for $30.6 million.
Second Quarter 2024 Balance Sheet Overview
▪As of June 30, 2024, the Company’s net debt to Adjusted EBITDA was 4.8x.
▪Repaid the $149.6 million principal balance of the 4.58% senior unsecured notes that matured on June 30, 2024. Subsequent to quarter end, repaid the $120.0 million principal balance of the 2.68% unsecured term loan that matured on July 17, 2024, with a portion of the proceeds from the Company’s $350.0 million of senior unsecured notes issued in January 2024. The Company has no debt maturing for the remainder of 2024.
▪S&P Ratings upgraded the Company’s corporate credit rating to BBB from BBB- with a stable rating outlook.
Dividend
On July 29, 2024, the Company’s Board of Trustees declared a third quarter 2024 dividend of $0.26 per common share, which represents an 8.3% year-over-year increase. The third quarter dividend will be paid on or about October 16, 2024, to shareholders of record as of October 9, 2024.
2024 Earnings Guidance
The Company now expects to generate net income attributable to common shareholders of $0.00 to $0.04 per diluted share in 2024. The Company is updating its 2024 NAREIT FFO guidance range to $2.04 to $2.08 per diluted share from $2.02 to $2.08 per diluted share, based, in part, on the following assumptions:
▪2024 Same Property NOI range of 2.0% to 3.0%, which represents a 50-basis point increase at the midpoint.
▪Full-year bad debt assumption of 0.5% to 1.0% of total revenues, which represents a 5-basis point decrease at the midpoint.
The following table reconciles the Company’s 2024 net income guidance range to the Company’s 2024 NAREIT FFO guidance range:

	Low	High

Net income	$0.00	$0.04
Depreciation and amortization	1.74	1.74
Realized loss on sales of operating properties, net	0.01	0.01
Realized gain on sale of unconsolidated property, net	(0.01)	(0.01)
Impairment charges	0.30	0.30
NAREIT FFO	$2.04	$2.08
Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Wednesday, July 31, 2024, at 1:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG Second Quarter 2024 Webcast. The dial-in registration link is: KRG Second Quarter 2024 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both

ii

retailers and consumers. Publicly listed since 2004, KRG has over 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of June 30, 2024, the Company owned interests in 178 U.S. open-air shopping centers and mixed-use assets, comprising approximately 27.6 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of the Company’s tenants; the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of the Company’s properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

iii

Kite Realty Group Trust
Contact Information
Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact	Analyst Coverage	Analyst Coverage
Tyler Henshaw	Robert W. Baird & Co.	Jefferies LLC
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Ms. Linda Tsai
(317) 713-7780	(216) 737-7510	(212) 778-8011
thenshaw@kiterealty.com	wgolladay@rwbaird.com	ltsai@jefferies.com

Matt Hunt	Bank of America/Merrill Lynch	J.P. Morgan
Director, Capital Markets and IR	Mr. Jeffrey Spector	Mr. Michael W. Mueller/Mr. Hongliang Zhang
(317) 713-7646	(646) 855-1363	(212) 622-6689/(212) 622-6416
mhunt@kiterealty.com	jeff.spector@bofa.com	michael.w.mueller@jpmorgan.com/
hongliang.zhang@jpmorgan.com

Transfer Agent	BTIG	KeyBanc Capital Markets
Broadridge Financial Solutions	Mr. Michael Gorman	Mr. Todd Thomas
Ms. Kristen Tartaglione	(212) 738-6138	(917) 368-2286
2 Journal Square, 7th Floor	mgorman@btig.com	tthomas@keybanccm.com
Jersey City, NJ 07306
(201) 714-8094	Citigroup Global Markets	Piper Sandler
	Mr. Craig Mailman	Mr. Alexander Goldfarb
	(212) 816-4471	(212) 466-7937
	craig.mailman@citi.com	alexander.goldfarb@psc.com
Stock Specialist
GTS	Compass Point Research & Trading, LLC	Raymond James
545 Madison Avenue, 15th Floor	Mr. Floris van Dijkum	Mr. RJ Milligan
New York, NY 10022	(646) 757-2621	(727) 567-2585
(212) 715-2830	fvandijkum@compasspointllc.com	rjmilligan@raymondjames.com

	Green Street	Wells Fargo
	Ms. Paulina Rojas Schmidt	Mr. James Feldman/Ms. Dori Kesten
	(949) 640-8780	(212) 215-5328/(617) 603-4233
	projasschmidt@greenstreet.com	james.feldman@wellsfargo.com/
dori.kesten@wellsfargo.com

2nd Quarter 2024 Supplemental Financial and Operating Statistics	1

Kite Realty Group Trust
Results Overview
(dollars in thousands, except per share and per square foot amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
Summary Financial Results	2024	2023	2024	2023

Total revenue (page 4)	$212,434	$208,759	$419,873	$415,509
Net (loss) income attributable to common shareholders (page 4)	$(48,638)	$32,058	$(34,482)	$37,449
Net (loss) income per diluted share (page 4)	$(0.22)	$0.15	$(0.16)	$0.17
Net operating income (NOI) (page 6)	$153,925	$153,790	$306,434	$304,272
Adjusted EBITDA (page 6)	$144,411	$140,331	$284,451	$279,200
NAREIT Funds From Operations (FFO) (page 7)	$117,487	$113,747	$230,327	$227,513
NAREIT FFO per diluted share (page 7)	$0.53	$0.51	$1.03	$1.02
Dividend payout ratio (as % of NAREIT FFO, as adjusted)	47%	47%	49%	47%

	Three Months Ended
Summary Operating and Financial Ratios	June 30, 2024		March 31, 2024		December 31, 2023		September 30, 2023		June 30, 2023

NOI margin (page 6)	73.8%		73.8%		76.2%		73.9%		74.2%
NOI margin – retail (page 6)	74.3%		74.4%		76.5%		74.4%		74.4%
Same property NOI performance (page 5)	1.8%		1.8%		2.8%		4.7%		5.7%
Total property NOI performance (page 5)	0.1%		1.3%		2.0%		3.1%		5.4%
Net debt to Adjusted EBITDA, current quarter (page 9)	4.8x		5.1x		5.1x		5.1x		5.0x
Recovery ratio of retail operating properties (page 6)	91.6%		91.6%		92.2%		90.8%		87.4%
Recovery ratio of consolidated portfolio (page 6)	87.8%		86.9%		87.4%		85.9%		82.7%

Outstanding Classes of Stock
Common shares and units outstanding (page 18)	223,361,957		223,310,866		222,961,297		222,822,226		222,408,487

Summary Portfolio Statistics
Number of properties
Operating retail (page 14)(1)	178		180		180		180		181
Office and other components	11		11		11		11		12
Development and redevelopment projects (page 13)	2		2		2		2		2
Owned retail operating gross leasable area (GLA)(2) (page 14)	27.6	M	28.1	M	28.1	M	28.3	M	28.6	M
Owned office GLA	1.4	M	1.4	M	1.4	M	1.4	M	1.6	M
Number of multifamily units(3)(4)	1,405		1,405		1,672		1,672		1,672
Percent leased – total	94.3%		93.8%		93.7%		93.3%		93.8%
Percent leased – retail	94.8%		94.0%		93.9%		93.4%		94.1%
Anchor	96.8%		95.9%		95.5%		95.1%		96.5%
Small shop	90.8%		90.5%		90.8%		90.2%		89.4%

Annualized base rent (ABR) per square foot	$20.90		$20.84		$20.70		$20.56		$20.19

Total new and renewal lease GLA (page 16)	1,153,766		968,681		1,290,090		1,398,695		1,331,056
New lease cash rent spread (page 16)	34.8%		48.1%		43.0%		36.0%		45.5%
Non-option renewal lease cash rent spread (page 16)	14.3%		12.2%		9.2%		17.8%		11.9%
Option renewal lease cash rent spread (page 16)	6.0%		5.3%		7.6%		8.3%		8.6%
Total new and renewal lease cash rent spread (page 16)	15.6%		12.8%		14.5%		14.2%		14.8%

2024 Guidance	Current (as of 7/30/24)	Previous (as of 4/30/24)	Original (as of 2/13/24)

NAREIT FFO per diluted share	$2.04 to $2.08	$2.02 to $2.08	$2.00 to $2.06

Credit Ratings and Outlook
Fitch Ratings	BBB / Positive
Moody's Investors Services	Baa2 / Stable
Standard & Poor's Rating Services	BBB / Stable
(1)Excludes one operating retail property classified as held for sale as of June 30, 2024.
(2)Owned GLA represents gross leasable area owned by the Company and excludes the square footage of non-retail property components and development and redevelopment projects.
(3)Represents the number of multifamily units that the Company has an economic interest in.
(4)On January 31, 2024, the joint venture that owned Glendale Center Apartments in the Indianapolis MSA sold the 267-unit property to a third party.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	2

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	June 30, 2024	December 31, 2023
Assets:
Investment properties, at cost	$7,546,116	$7,740,061
Less: accumulated depreciation	(1,447,549)	(1,381,770)
Net investment properties	6,098,567	6,358,291

Cash and cash equivalents	153,835	36,413
Tenant and other receivables, including accrued straight-line rent of $62,035 and $55,482, respectively	120,012	113,290
Restricted cash and escrow deposits	4,935	5,017
Deferred costs, net	263,884	304,171
Short-term deposits	120,000	—
Prepaid and other assets	114,159	117,834
Investments in unconsolidated subsidiaries	9,970	9,062
Assets associated with investment property held for sale	73,558	—
Total assets	$6,958,920	$6,944,078

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$3,015,626	$2,829,202
Accounts payable and accrued expenses	189,688	198,079
Deferred revenue and other liabilities	250,103	272,942
Liabilities associated with investment property held for sale	3,930	—
Total liabilities	3,459,347	3,300,223

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	76,093	73,287

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,654,953 and 219,448,429 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	2,197	2,194
Additional paid-in capital	4,886,532	4,886,592
Accumulated other comprehensive income	50,255	52,435
Accumulated deficit	(1,517,383)	(1,373,083)
Total shareholders’ equity	3,421,601	3,568,138
Noncontrolling interests	1,879	2,430
Total equity	3,423,480	3,570,568
Total liabilities and equity	$6,958,920	$6,944,078

2nd Quarter 2024 Supplemental Financial and Operating Statistics	3

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Rental income	$205,836	$205,836	$411,649	$408,899
Other property-related revenue	3,146	1,883	4,457	3,799
Fee income	3,452	1,040	3,767	2,811
Total revenue	212,434	208,759	419,873	415,509

Expenses:
Property operating	28,564	27,232	56,645	54,546
Real estate taxes	26,493	26,697	53,027	53,880
General, administrative and other	12,966	14,499	25,750	27,883
Depreciation and amortization	99,291	109,462	199,670	217,533
Impairment charges	66,201	—	66,201	—
Total expenses	233,515	177,890	401,293	353,842

(Loss) gain on sales of operating properties, net	(1,230)	28,440	(1,466)	28,440

Operating (loss) income	(22,311)	59,309	17,114	90,107
Other (expense) income:
Interest expense	(30,981)	(27,205)	(61,345)	(52,630)
Income tax expense of taxable REIT subsidiaries	(132)	(45)	(290)	(16)
Equity in (loss) earnings of unconsolidated subsidiaries	(174)	118	(594)	(126)
Gain on sale of unconsolidated property, net	—	—	2,325	—
Other income, net	4,295	304	7,923	707
Net (loss) income	(49,303)	32,481	(34,867)	38,042
Net loss (income) attributable to noncontrolling interests	665	(423)	385	(593)
Net (loss) income attributable to common shareholders	$(48,638)	$32,058	$(34,482)	$37,449

Net (loss) income per common share – basic and diluted	$(0.22)	$0.15	$(0.16)	$0.17

Weighted average common shares outstanding – basic	219,622,059	219,354,275	219,561,586	219,294,255
Weighted average common shares outstanding – diluted	219,622,059	220,032,366	219,561,586	219,999,440

2nd Quarter 2024 Supplemental Financial and Operating Statistics	4

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change

Number of properties in same property pool for the period(1)	177	177		177	177

Leased percentage at period end	94.8%	94.5%	94.8%	94.5%
Economic occupancy percentage at period end	91.6%	92.3%	91.6%	92.3%
Economic occupancy percentage(2)	91.3%	92.5%	91.2%	92.5%

Minimum rent	$150,010	$147,127		$298,874	$292,929
Tenant recoveries	41,523	39,765		83,663	80,630
Bad debt reserve	(1,584)	(332)		(2,138)	(2,192)
Other income, net	2,208	2,120		4,784	4,693
Total revenue	192,157	188,680		385,183	376,060

Property operating	(24,341)	(23,113)		(49,748)	(46,421)
Real estate taxes	(25,288)	(25,555)		(50,634)	(51,072)
Total expenses	(49,629)	(48,668)		(100,382)	(97,493)

Same Property NOI	$142,528	$140,012	1.8%	$284,801	$278,567	2.2%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$142,528	$140,012		$284,801	$278,567
Net operating income – non-same activity(3)	11,397	13,778		21,633	25,705
Total property NOI	153,925	153,790	0.1%	306,434	304,272	0.7%
Other income, net	7,441	1,417		10,806	3,376
General, administrative and other	(12,966)	(14,499)		(25,750)	(27,883)
Impairment charges	(66,201)	—		(66,201)	—
Depreciation and amortization	(99,291)	(109,462)		(199,670)	(217,533)
Interest expense	(30,981)	(27,205)		(61,345)	(52,630)
(Loss) gain on sales of operating properties, net	(1,230)	28,440		(1,466)	28,440
Gain on sale of unconsolidated property, net	—	—		2,325	—
Net loss (income) attributable to noncontrolling interests	665	(423)		385	(593)
Net (loss) income attributable to common shareholders	$(48,638)	$32,058		$(34,482)	$37,449
(1)Same Property NOI excludes the following:
▪properties acquired or placed in service during 2023 and 2024;
▪The Landing at Tradition – Phase II, which was reclassified from active redevelopment into our operating portfolio in June 2023;
▪our active development and redevelopment projects at Carillon medical office building and The Corner – IN noted on page 13;
▪Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively;
▪properties sold or classified as held for sale during 2023 and 2024; and
▪office properties.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Includes non-cash activity across the portfolio as well as NOI from properties not included in the same property pool, including properties sold during both periods.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	5

Kite Realty Group Trust
Net Operating Income and Adjusted EBITDA by Quarter
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Revenue:
Minimum rent(1)	$151,116	$150,598	$147,773	$150,126	$153,566
Minimum rent – ground leases	10,492	10,447	10,482	10,010	10,402
Tenant reimbursements	44,422	43,577	37,693	42,280	41,047
Bad debt reserve	(1,544)	(589)	(1,452)	(219)	(233)
Other property-related revenue(2)	2,701	841	2,107	1,758	1,324
Overage rent	1,350	1,780	2,761	1,793	1,054
Total revenue	208,537	206,654	199,364	205,748	207,160

Expenses:
Property operating – recoverable(3)	24,257	23,763	21,218	22,905	23,095
Property operating – non-recoverable(3)	4,005	4,009	4,297	4,435	3,735
Real estate taxes	26,350	26,373	21,932	26,343	26,540
Total expenses	54,612	54,145	47,447	53,683	53,370

NOI	153,925	152,509	151,917	152,065	153,790

Other (expense) income:
General, administrative and other	(12,966)	(12,784)	(14,342)	(13,917)	(14,499)
Fee income	3,452	315	498	1,057	1,040
Total other (expense) income	(9,514)	(12,469)	(13,844)	(12,860)	(13,459)

Adjusted EBITDA	144,411	140,040	138,073	139,205	140,331

Impairment charges	(66,201)	—	—	(477)	—
Depreciation and amortization	(99,291)	(100,379)	(102,898)	(105,930)	(109,462)
Interest expense	(30,981)	(30,364)	(27,235)	(25,484)	(27,205)
Equity in (loss) earnings of unconsolidated subsidiaries	(174)	(420)	206	(47)	118
Gain on sale of unconsolidated property, net	—	2,325	—	—	—
Income tax expense of taxable REIT subsidiaries	(132)	(158)	(449)	(68)	(45)
Other income, net	4,295	3,628	334	950	304
(Loss) gain on sales of operating properties, net	(1,230)	(236)	133	(5,972)	28,440
Net (loss) income	(49,303)	14,436	8,164	2,177	32,481
Less: net loss (income) attributable to noncontrolling interests	665	(280)	(185)	(107)	(423)
Net (loss) income attributable to common shareholders	$(48,638)	$14,156	$7,979	$2,070	$32,058

NOI/Revenue – Retail properties	74.3%	74.4%	76.5%	74.4%	74.4%
NOI/Revenue	73.8%	73.8%	76.2%	73.9%	74.2%
Recovery Ratios(4)
– Retail properties	91.6%	91.6%	92.2%	90.8%	87.4%
– Consolidated	87.8%	86.9%	87.4%	85.9%	82.7%
(1)Minimum rent includes $0.8 million, $2.0 million, $59,000, $262,000, and $3.6 million of lease termination income for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively.
(2)Other property-related revenue also includes the net operating results of Eddy Street Parking Garage, Union Station Parking Garage, and Pan Am Plaza Parking Garage, which was sold on June 8, 2023.
(3)Recoverable expenses include recurring G&A expense of $4.3 million allocable to the property operations in the three months ended June 30, 2024, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
(4)“Recovery Ratios” are computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	6

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)(2)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net (loss) income	$(49,303)	$32,481	$(34,867)	$38,042
Less: net income attributable to noncontrolling interests in properties	(74)	(30)	(141)	(134)
Add/less: loss (gain) on sales of operating properties, net	1,230	(28,440)	1,466	(28,440)
Less: gain on sale of unconsolidated property, net	—	—	(2,325)	—
Add: impairment charges	66,201	—	66,201	—
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	99,433	109,736	199,993	218,045
FFO of the Operating Partnership(1)	117,487	113,747	230,327	227,513
Less: Limited Partners’ interests in FFO	(1,946)	(1,547)	(3,768)	(3,054)
FFO attributable to common shareholders(1)	$115,541	$112,200	$226,559	$224,459
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.53	$0.51	$1.03	$1.02
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.53	$0.51	$1.03	$1.02

Weighted average common shares outstanding – basic	219,622,059	219,354,275	219,561,586	219,294,255
Weighted average common shares outstanding – diluted	220,013,860	220,032,366	219,957,009	219,999,440

Weighted average common shares and units outstanding – basic	223,329,063	222,388,487	223,219,523	222,287,815
Weighted average common shares and units outstanding – diluted	223,720,864	223,066,578	223,614,946	222,993,000

FFO, as defined by NAREIT, per diluted share/unit
Net (loss) income	$(0.22)	$0.15	$(0.16)	$0.17
Less: net income attributable to noncontrolling interests in properties	0.00	0.00	0.00	0.00
Add/less: loss (gain) on sales of operating properties, net	0.01	(0.13)	0.01	(0.13)
Less: gain on sale of unconsolidated property, net	0.00	0.00	(0.01)	0.00
Add: impairment charges	0.30	0.00	0.30	0.00
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.44	0.49	0.89	0.98
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit(1)(2)	$0.53	$0.51	$1.03	$1.02

Reconciliation of NAREIT FFO to Adjusted Funds From Operations (“AFFO”)
FFO of the Operating Partnership	$117,487	$113,747	$230,327	$227,513
Add:
Amortization of deferred financing costs	987	894	1,916	1,782
Non-cash compensation expense and other	2,906	2,801	5,628	5,613
Less:
Straight-line rent – minimum rent and common area maintenance	3,651	3,416	6,776	6,962
Market rent amortization income	2,390	2,733	4,657	5,465
Amortization of debt discounts, premiums and hedge instruments	3,734	4,995	7,490	9,998
Maintenance capital expenditures	6,927	4,998	12,665	8,037
Tenant-related capital expenditures(3)	25,226	24,169	43,644	39,308
Total Recurring AFFO of the Operating Partnership	$79,452	$77,131	$162,639	$165,138
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
(3)Excludes landlord work, tenant improvements and leasing commissions related to development and redevelopment projects.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	7

Kite Realty Group Trust
Joint Venture Summary as of June 30, 2024
(dollars in thousands)

Consolidated Investments
Investments	Total Debt	Partner Economic Ownership Interest(1)	Partner Share of Debt	Partner Share of Annual EBITDA

Delray Marketplace	$15,800	2%	$316	$—
One Loudoun – Pads G&H Residential	95,095	10%	9,509	812
Total	$110,895		$9,825	$812

Unconsolidated Investments
Investments	Retail GLA	Multifamily Units	Total Debt	KRG Economic Ownership Interest	KRG Share of Debt	KRG Investment	KRG Share of Quarterly Adjusted EBITDA	KRG Share of Quarterly Adjusted EBITDA Annualized

Three Property Retail Portfolio	416,582	—	$51,890	20%	$10,378	$6,348	$253	$1,012
Glendale Center Apartments(2)	—	—	—	11.5%	—	546	—	—
Embassy Suites at Eddy Street Commons(3)	—	—	32,341	35%	11,319	—	317	1,268
The Corner (development)	24,000	285	70,123	50%	35,062	562	7	28
Other investments	—	—	—	—%	—	2,514	34	136
Total	440,582	285	$154,354		$56,759	$9,970	$611	$2,444
(1)Economic ownership % represents the partner’s share of cash flow.
(2)On January 31, 2024, the joint venture sold the property to a third party. The Company recorded a $2.3 million gain on sale of unconsolidated property representing its 11.5% share of the gain on sale.
(3)Subsequent to June 30, 2024, the joint venture repaid the outstanding debt with the Company contributing $10.2 million representing its 35% share of the debt repaid.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	8

Kite Realty Group Trust
Key Debt Metrics as of June 30, 2024
(dollars in thousands)

Senior Unsecured Notes Covenants
	June 30, 2024	Debt Covenant Threshold(1)

Total debt to undepreciated assets	36%	<60%

Secured debt to undepreciated assets	2%	<40%

Undepreciated unencumbered assets to unsecured debt	287%	>150%

Debt service coverage	4.9x	>1.5x

Unsecured Credit Facility Covenants
	June 30, 2024	Debt Covenant Threshold(1)

Maximum leverage	35%	<60%

Minimum fixed charge coverage	4.2x	>1.5x

Secured indebtedness	2.4%	<45%

Unsecured debt interest coverage	4.3x	>1.75x

Unsecured leverage	33%	<60%

Senior Unsecured Debt Ratings

Fitch Ratings	BBB/Positive
Moody's Investors Service	Baa2/Stable
Standard & Poor's Rating Services	BBB/Stable

Liquidity

Cash, cash equivalents and short-term deposits	$273,835
Availability under unsecured credit facility	1,100,000
	$1,373,835

Unencumbered NOI as a % of Total NOI	95%

(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes and Unsecured Credit Facility, as well as definitions of the terms, refer to the Company’s filings with the SEC.

Net Debt to Adjusted EBITDA
Mortgage and other indebtedness, net		$3,015,626
Plus: Company share of unconsolidated joint venture debt		56,759
Less: Partner share of consolidated joint venture debt		(9,825)
Less: debt discounts, premiums and issuance costs, net		(14,865)
Company's consolidated debt and share of unconsolidated debt		3,047,695
Less: cash, cash equivalents, restricted cash and short-term deposits		(281,737)
Company share of Net Debt		$2,765,958

Q2 2024 Adjusted EBITDA, Annualized:
– Consolidated Adjusted EBITDA	$577,644
– Unconsolidated Adjusted EBITDA(2)	2,444
– Minority interest Adjusted EBITDA(2)	(812)	579,276
Ratio of Company share of Net Debt to Adjusted EBITDA		4.8x
(2)See page 8 for details.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	9

Kite Realty Group Trust
Summary of Outstanding Debt as of June 30, 2024
(dollars in thousands)

Total Outstanding Debt	Amount Outstanding	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity

Fixed rate debt(1)	$2,829,961	93%	4.03%	4.4
Variable rate debt(2)	170,800	5%	8.65%	2.3
Debt discounts, premiums and issuance costs, net	14,865	N/A	N/A	N/A
Total consolidated debt	3,015,626	98%	4.29%	4.3
KRG share of unconsolidated debt	56,759	2%	7.33%	3.7
Total	$3,072,385	100%	4.35%	4.2

Schedule of Maturities by Year
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt	Total Consolidated Debt	Total Unconsolidated Debt	Total Debt Outstanding

2024	$2,576	$—	$120,000	$122,576	$143	$122,719
2025	5,248	—	430,000	435,248	11,176	446,424
2026	4,581	—	550,000	554,581	—	554,581
2027	3,120	10,600	250,000	263,720	—	263,720
2028	3,757	—	350,000	353,757	45,440	399,197
2029 and beyond	28,091	92,788	1,150,000	1,270,879	—	1,270,879
Debt discounts, premiums and issuance costs, net	—	976	13,889	14,865	—	14,865
Total	$47,373	$104,364	$2,863,889	$3,015,626	$56,759	$3,072,385
(1)Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of June 30, 2024, $820.0 million in variable rate debt is hedged to a fixed rate for a weighted average of 1.2 years.
(2)Variable rate debt includes the portion of fixed rate debt that has been hedged by interest rate swaps. As of June 30, 2024, $155.0 million in fixed rate debt is hedged to a floating rate for a weighted average of 1.2 years.

Debt Maturity Profile as of July 30, 2024(a)
$800M
$700M
$600M
$500M
$400M
$300M
$200M
$100M
$0M
$430.0
$150.0
$400.0
$250.0
$37.8
$250.0
$100.0
$45.4
$300.0
$100.0
$400.0
$6.1
$8.5
$3.3
$350.0
$95.1
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033+
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

(a)Reflects the payoff of the $120.0 million unsecured term loan that matured on July 17, 2024 using a portion of the proceeds from the January 2024 issuance of $350.0 million in aggregate principal amount of 5.50% senior unsecured notes due 2034.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	10

Kite Realty Group Trust
Maturity Schedule of Outstanding Debt as of June 30, 2024
(dollars in thousands)

Description	Interest Rate(1)	Maturity Date	Balance as of June 30, 2024	% of Total Outstanding

Unsecured Term Loan(2)	2.68%	7/17/2024	$120,000
2024 Debt Maturities	2.68%		120,000	4%

Senior Unsecured Notes	4.00%	3/15/2025	350,000
Senior Unsecured Notes(3)	SOFR + 365	9/10/2025	80,000
2025 Debt Maturities	4.88%		430,000	14%

Unsecured Term Loan(4)	2.73%	7/17/2026	150,000
Senior Unsecured Notes	4.08%	9/30/2026	100,000
Senior Unsecured Notes	4.00%	10/1/2026	300,000
2026 Debt Maturities	3.67%		550,000	18%

Unsecured Credit Facility(5)	SOFR + 115	1/8/2027	—
Senior Unsecured Exchangeable Notes	0.75%	4/1/2027	175,000
Northgate North	4.50%	6/1/2027	22,025
Delray Marketplace(6)	BSBY + 215	8/4/2027	15,800
Senior Unsecured Notes(3)	SOFR + 375	9/10/2027	75,000
2027 Debt Maturities	3.51%		287,825	9%

Unsecured Term Loan(7)	5.09%	10/24/2028	250,000
Senior Unsecured Notes	4.24%	12/28/2028	100,000
2028 Debt Maturities	4.85%		350,000	11%

Senior Unsecured Notes	4.82%	6/28/2029	100,000
Unsecured Term Loan(8)	3.82%	7/29/2029	300,000
Rampart Commons	5.73%	6/10/2030	6,109
Senior Unsecured Notes	4.75%	9/15/2030	400,000
The Shoppes at Union Hill	3.75%	6/1/2031	8,464
Nora Plaza Shops	3.80%	2/1/2032	3,268
One Loudoun – Pads G&H Residential	5.36%	5/1/2033	95,095
Senior Unsecured Notes(9)	4.60%	3/1/2034	350,000
2029 and beyond Debt Maturities	4.53%		1,262,936	41%
Debt discounts, premiums and issuance costs, net			14,865
Total debt per consolidated balance sheet	4.29%		$3,015,626	98%

KRG share of unconsolidated debt
Embassy Suites at Eddy Street Commons(10)	SOFR + 261	7/1/2025	$11,319
Three Property Retail Portfolio	4.09%	7/1/2028	10,378
The Corner (development)(11)	SOFR + 286	12/29/2028	35,062
Total KRG share of unconsolidated debt	7.33%		56,759	2%
Total consolidated and KRG share of unconsolidated debt	4.35%		$3,072,385
(1)At June 30, 2024, daily SOFR was 5.33%, one-month SOFR was 5.34%, three-month SOFR was 5.06%, and one-month BSBY was 5.39%.
(2)Term loan is hedged to a fixed rate of 1.58% plus a credit spread of 1.10% based on the Company’s current credit rating. This debt was repaid subsequent to June 30, 2024.
(3)Notes due 2025 are hedged to a floating rate until September 10, 2025. Notes due 2027 are hedged to a floating rate until September 10, 2025 and revert back to a fixed rate of 4.57% until maturity in 2027.
(4)Term loan is hedged to a fixed rate of 1.68% plus a credit spread of 1.05% based on the Company’s current credit rating.
(5)Assumes the Company exercises its option to extend the maturity date by one year to 2027.
(6)Property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP. Assumes the Company exercises its option to extend the maturity date by one year to 2027.
(7)Assumes the Company exercises three one-year options to extend the maturity date to 2028. Term loan is hedged to a fixed rate of 5.09% until the initial maturity of October 24, 2025. Term loan interest rate reverts back to a floating rate of SOFR plus 2.10% beyond the initial maturity date.
(8)Term loan is hedged to a fixed rate of 2.47% through August 1, 2025. Term loan interest rate reverts back to a floating rate of SOFR from August 1, 2025 to the maturity date of July 29, 2029. In addition to the indicated rate, a credit spread of 1.35% is applicable across both time periods based on the Company’s current credit rating.
(9)Interest rate reflects the impact of forward-starting interest rate swaps that fixed the underlying index on a portion of the outstanding principal prior to the issuance of the unsecured notes.
(10)Approximately $10.4 million was hedged to a fixed rate of 5.03% until June 29, 2024, and the remaining balance floated at SOFR plus 2.61%. Subsequent to June 30, 2024, the joint venture debt was repaid.
(11)The Corner (development) includes three loans with varying rates and maturity dates. As of June 30, 2024, the loans had a weighted average interest rate of 8.09% and a majority of the amount outstanding was at a floating rate. The maturity date shown is the weighted average maturity date as of June 30, 2024.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	11

Kite Realty Group Trust
Acquisitions and Dispositions
(dollars in thousands)
Acquisitions
The Company did not acquire any properties during the six months ended June 30, 2024.

Dispositions

Property Name	Disposition Date	MSA	Property Type	GLA	Sales Price

Ashland & Roosevelt	May 31, 2024	Chicago	Multi-tenant retail	104,176	$30,600

2nd Quarter 2024 Supplemental Financial and Operating Statistics	12

Kite Realty Group Trust
Development and Redevelopment Projects
(dollars in thousands)

Project	MSA	KRG Ownership %	Projected Completion Date(1)	Total Commercial GLA	Total Multifamily Units	Total Project Costs – at KRG's Share(2)	KRG Equity Requirement(2)	KRG Remaining Spend	Estimated Stabilized NOI to KRG	Estimated Remaining NOI to Come Online(3)

Active Projects

Carillon MOB	Washington, D.C./Baltimore	100%	Q4 2024	126,000	—	$59,700	$59,700	$26,600	$3.5M–$4.0M	$1.0M–$1.5M

The Corner – IN(4)	Indianapolis, IN	50%	Q4 2024	24,000	285	31,900	—	—	$1.7M–$1.9M	$1.7M–$1.9M

Total				150,000	285	$91,600	$59,700	$26,600	$5.2M–$5.9M	$2.7M–$3.4M

Future Opportunities(5)

Project	MSA	Project Description

Hamilton Crossing Centre – Phase II	Indianapolis, IN	Addition of mixed-use (multifamily, office and retail) components adjacent to the Republic Airways headquarters.
Carillon	Washington, D.C./Baltimore	Potential of 1.2 million square feet of commercial GLA and 3,000 multifamily units for additional expansion.
One Loudoun Downtown	Washington, D.C./Baltimore	Potential of 1.9 million square feet of commercial GLA and 1,745 multifamily units for additional expansion.
Main Street Promenade	Chicago, IL	Potential of 16,000 square feet of commercial GLA for additional expansion.
Downtown Crown	Washington, D.C./Baltimore	Potential of 42,000 square feet of commercial GLA for additional expansion.
Edwards Multiplex – Ontario	Los Angeles, CA	Potential redevelopment of existing Regal Theatre.
Glendale Town Center	Indianapolis, IN	Potential of 200 multifamily units for additional expansion.
(1)Projected completion date represents the earlier of one year after completion of project construction or substantial occupancy of the property.
(2)Total project costs and KRG equity requirement for Carillon MOB represent costs to KRG post-merger and exclude any costs spent to date prior to the merger with RPAI.
(3)Estimated remaining NOI to come online excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent.
(4)The Company does not have any equity requirements related to this development. Total project costs are at KRG’s share and are net of KRG’s share of a $13.5 million TIF.
(5)These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company’s control.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	13

Kite Realty Group Trust
Geographic Diversification – Retail ABR by Region and State as of June 30, 2024
(dollars in thousands)

Region/State	Number of Properties(1)	Owned GLA/NRA(2)	Total Weighted Retail ABR(3)	% of Weighted Retail ABR(3)
South
Texas	44	7,493	$155,718	26.8%
Florida	30	3,511	68,455	11.8%
Maryland	8	1,411	34,360	5.9%
North Carolina	8	1,535	33,309	5.8%
Virginia	7	1,130	31,753	5.5%
Georgia	10	1,707	26,841	4.6%
Tennessee	3	580	8,889	1.5%
Oklahoma	3	505	8,276	1.4%
South Carolina	2	262	3,559	0.6%
Total South	115	18,134	371,160	63.9%

West
Washington	10	1,656	30,996	5.3%
Nevada	5	846	28,171	4.9%
Arizona	5	715	16,234	2.8%
California	2	530	12,944	2.2%
Utah	2	388	8,222	1.4%
Total West	24	4,135	96,567	16.6%

Midwest
Indiana	15	1,624	31,677	5.5%
Illinois	7	1,059	21,951	3.8%
Michigan	1	308	6,676	1.1%
Missouri	1	453	4,053	0.7%
Ohio	1	236	2,152	0.4%
Total Midwest	25	3,680	66,509	11.5%

Northeast
New York	7	713	25,459	4.4%
New Jersey	4	340	11,302	1.9%
Massachusetts	1	264	4,169	0.7%
Connecticut	1	206	3,841	0.7%
Pennsylvania	1	136	1,982	0.3%
Total Northeast	14	1,659	46,753	8.0%

Total(4)	178	27,608	$580,989	100.0%
(1)Number of properties represents consolidated and unconsolidated retail properties.
(2)Owned GLA/NRA represents gross leasable area owned by the Company and excludes the square footage of development and redevelopment projects.
(3)Total weighted retail ABR and percent of weighted retail ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.
(4)Excludes one operating retail property classified as held for sale as of June 30, 2024.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	14

Kite Realty Group Trust
Top 25 Tenants by ABR as of June 30, 2024
(dollars in thousands, except per square foot data)
The following table includes the Company’s retail operating properties.

							Credit Ratings
	Tenant	Primary DBA/ Number of Stores	Number of Stores(1)	Total Leased GLA/NRA(2)	ABR(3)	% of Weighted ABR(4)	S&P	Moody’s

1	The TJX Companies, Inc.	T.J. Maxx (18), Marshalls (12), HomeGoods (11), Homesense (4), T.J. Maxx & HomeGoods combined (2), Sierra (2)	49	1,428	$16,296	2.8%	A	A2

2	Best Buy Co., Inc.	Best Buy (15), Pacific Sales (1)	16	633	11,447	2.0%	BBB+	A3

3	Ross Stores, Inc.	Ross Dress for Less (32), dd’s DISCOUNTS (1)	33	937	11,333	2.0%	BBB+	A2

4	PetSmart, Inc.		32	657	10,968	1.9%	B+	B1

5	Michaels Stores, Inc.	Michaels	28	631	8,346	1.4%	N/A	N/A

6	Gap Inc.	Old Navy (25), The Gap (3), Athleta (3), Banana Republic (2)	33	448	8,034	1.4%	BB	Ba3

7	Dick’s Sporting Goods, Inc.	Dick’s Sporting Goods (12), Golf Galaxy (1)	13	625	7,956	1.4%	BBB	Baa3

8	Publix Super Markets, Inc.		14	672	6,935	1.2%	N/A	N/A

9	Total Wine & More		15	355	6,151	1.1%	N/A	N/A

10	Ulta Beauty, Inc.		27	276	6,082	1.0%	N/A	N/A

11	The Kroger Co.	Kroger (6), Harris Teeter (2), QFC (1), Smith’s (1)	10	355	6,041	1.0%	BBB	Baa1

12	Lowe’s Companies, Inc.		6	—	5,838	1.0%	BBB+	Baa1

13	BJ’s Wholesale Club, Inc.		3	115	5,514	1.0%	BB+	N/A

14	Five Below, Inc.		31	281	5,510	0.9%	N/A	N/A

15	Nordstrom, Inc.	Nordstrom Rack	9	272	4,992	0.9%	BB+	Ba2

16	Kohl’s Corporation		7	265	4,980	0.9%	BB	Ba2

17	Petco Health and Wellness Company, Inc.		18	261	4,886	0.8%	B	B3

18	The Container Store Group, Inc.		7	151	4,685	0.8%	CCC+	N/A

19	Designer Brands Inc.	DSW Designer Shoe Warehouse	16	314	4,614	0.8%	N/A	N/A

20	KnitWell Group	Chico’s (7), Talbots (7), LOFT (5), Soma (4), Ann Taylor (4), White House Black Market (4)	31	134	4,546	0.8%	N/A	N/A

21	Burlington Stores, Inc.		10	459	4,412	0.8%	BB+	N/A

22	Mattress Firm Group Inc.	Mattress Firm (26), Sleepy’s (4)	30	148	4,341	0.7%	B+	B1

23	Office Depot, Inc.	Office Depot (11), OfficeMax (3)	14	308	4,335	0.7%	N/A	N/A

24	Fitness International, LLC	LA Fitness	5	196	4,256	0.7%	B	B2

25	Albertsons Companies, Inc.	Safeway (3), Jewel-Osco (2), Tom Thumb (2)	6	281	4,198	0.7%	BB+	Ba2
	Total Top Tenants		463	10,202	$166,696	28.7%
(1)Number of stores represents stores at consolidated and unconsolidated properties.
(2)Total leased GLA/NRA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent for June 30, 2024, for each applicable tenant multiplied by 12 and does not include tenant reimbursements. ABR represents 100% of the ABR at consolidated properties and the Company’s share of the ABR at unconsolidated properties including ground lease rent.
(4)Percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	15

Kite Realty Group Trust
Retail Leasing Spreads

			Comparable Space(1)(2)
Category	Total Leases(1)	Total Sq. Ft.(1)	Leases	Sq. Ft.	Prior Rent PSF(3)	New Rent PSF(4)	Cash Rent Spread	TI, LL Work, Lease Commissions PSF(5)

New Leases – Q2 2024	55	372,155	40	219,622	$18.39	$24.79	34.8%
New Leases – Q1 2024	38	175,087	19	115,295	17.09	25.31	48.1%
New Leases – Q4 2023	55	380,851	28	243,714	14.59	20.87	43.0%
New Leases – Q3 2023	67	226,593	33	119,327	23.48	31.92	36.0%
Total	215	1,154,686	120	697,958	$17.72	$24.73	39.6%	$78.48

Non-Option Renewals – Q2 2024	69	314,899	60	216,422	$22.17	$25.34	14.3%
Non-Option Renewals – Q1 2024	93	330,966	57	174,284	25.45	28.57	12.2%
Non-Option Renewals – Q4 2023	78	336,283	60	275,310	23.56	25.74	9.2%
Non-Option Renewals – Q3 2023	83	329,048	68	184,884	29.22	34.41	17.8%
Total	323	1,311,196	245	850,900	$24.82	$28.10	13.2%	$4.10

Option Renewals – Q2 2024	36	466,712	36	466,712	$15.94	$16.90	6.0%
Option Renewals – Q1 2024	54	462,628	54	462,628	19.23	20.25	5.3%
Option Renewals – Q4 2023	59	572,956	59	572,956	17.07	18.36	7.6%
Option Renewals – Q3 2023	64	843,054	64	843,054	15.95	17.27	8.3%
Total	213	2,345,350	213	2,345,350	$16.87	$18.05	7.0%	$—

Total – Q2 2024	160	1,153,766	136	902,756	$18.03	$20.84	15.6%
Total – Q1 2024	185	968,681	130	752,207	20.34	22.95	12.8%
Total – Q4 2023	192	1,290,090	147	1,091,980	18.15	20.78	14.5%
Total – Q3 2023	214	1,398,695	165	1,147,265	18.87	21.56	14.2%
Total	751	4,811,232	578	3,894,208	$18.76	$21.44	14.3%	$14.96
(1)Excludes office and ground leases. Comparable space leases on this table are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months.
(2)Comparable renewals exclude leases with terms 24 months or shorter.
(3)Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
(4)Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
(5)Includes redevelopment costs for tenant-specific landlord work and tenant allowances provided to tenants.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	16

Kite Realty Group Trust
Lease Expirations as of June 30, 2024
(dollars in thousands, except per square foot data)
The following table includes the Company’s operating retail properties as of June 30, 2024.

Retail Operating Portfolio
		Expiring Retail GLA(2)					Expiring ABR per Sq. Ft.(3)
	Number of Expiring Leases(1)	Shop Tenants	Anchor Tenants	Expiring ABR (Pro rata)	Expiring Ground Lease ABR (Pro rata)	% of Total ABR (Pro rata)	Shop Tenants	Anchor Tenants	Total

2024	243	572,369	241,419	$21,697	$336	3.8%	$32.60	$13.07	$26.80
2025	478	1,128,090	2,208,682	62,361	4,504	11.5%	31.10	12.73	18.94
2026	490	1,071,129	2,271,580	65,139	4,615	12.0%	31.38	14.23	19.73
2027	533	1,194,965	2,326,375	70,551	5,587	13.1%	32.28	13.91	20.15
2028	553	1,209,579	2,784,481	84,335	6,678	15.7%	35.48	14.89	21.13
2029	490	1,080,247	2,967,018	80,079	3,542	14.4%	35.00	15.10	20.41
2030	208	572,649	844,137	30,039	1,644	5.5%	31.23	14.58	21.31
2031	161	433,888	555,578	23,056	2,107	4.3%	33.46	15.55	23.40
2032	169	423,444	1,038,118	28,120	328	4.9%	32.12	14.41	19.54
2033	192	501,088	706,197	28,695	3,878	5.6%	34.97	15.88	23.80
Beyond	257	537,172	1,491,508	47,261	6,436	9.2%	37.54	18.20	23.32
	3,774	8,724,620	17,435,093	$541,333	$39,655	100.0%	$33.28	$14.71	$20.90
(1)Lease expirations table reflects rents in place as of June 30, 2024 and does not include option periods; 2024 expirations include 56 month-to-month retail tenants. This column also excludes ground leases.
(2)Expiring GLA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent as of June 30, 2024 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	17

Kite Realty Group Trust
Components of Net Asset Value as of June 30, 2024
(dollars in thousands)

Cash Net Operating Income (“NOI”)		Page	Other Assets(1)		Page

GAAP property NOI (incl. ground lease revenue)	$153,925	6	Cash, cash equivalents, and restricted cash	$158,770	3
Non-cash revenue adjustments	(6,041)		Short-term deposits	120,000	3
Other property-related revenue	(2,701)	6	Tenant and other receivables (net of SLR)	57,977	3
Ground lease (“GL”) revenue	(10,492)	6	Prepaid and other assets	114,159	3
Consolidated Cash Property NOI (excl. GL)	$134,691

Annualized Consolidated Cash Property NOI (excl. ground leases)	$538,764

Adjustments to Normalize Annualized Cash NOI			Liabilities

Remaining NOI to come online from development and redevelopment projects(2)	$3,050	13	Mortgage and other indebtedness, net	$(3,000,761)	10
Unconsolidated Adjusted EBITDA	2,444	8	Pro rata adjustment for joint venture debt	(46,934)	8
General and administrative expense allocable to property management activities included in property expenses ($4.3 million in Q2)	17,200	6, note 3	Accounts payable and accrued expenses	(189,688)	3
Total Adjustments	22,694		Other liabilities	(250,103)	3
			Projected remaining under construction development/redevelopment(3)	(26,600)	13
Annualized Normalized Portfolio Cash NOI (excl. ground leases)	$561,458
Annualized ground lease NOI	41,968
Total Annualized Portfolio Cash NOI(4)	$603,426		Common shares and Units outstanding	223,361,957
(1)Excludes construction in progress and entitled land held for development.
(2)Excludes the projected cash NOI and related cost from the future opportunities outlined on page 13.
(3)Remaining costs on page 13 for development projects.
(4)The above components of net asset value exclude NOI related to tenants that have signed leases but have not yet commenced paying rent as of June 30, 2024.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	18

Kite Realty Group Trust
Non-GAAP Financial Measures
Funds from Operations
Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”) due to the recovery from the COVID-19 pandemic, which are not otherwise adjusted in the Company’s calculation of FFO.
Adjusted Funds from Operations
Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the real estate industry. AFFO modifies FFO for certain cash and non-cash transactions that are not included in FFO. AFFO should not be considered an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.
Net Operating Income, Cash Net Operating Income and Same Property Net Operating Income
The Company uses property net operating income (“NOI”) and cash NOI, which are non-GAAP financial measures, to evaluate the performance of our properties. The Company defines NOI and cash NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI and cash NOI exclude amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. Cash NOI also excludes other property-related revenue as that activity is recurring but unpredictable in its occurrence, straight-line rent adjustments, and amortization of in-place lease liabilities, net. The Company believes that NOI and cash NOI are helpful to investors as measures of our operating performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	19

Kite Realty Group Trust
Non-GAAP Financial Measures (continued)
Net Operating Income and Same Property Net Operating Income (continued)
The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and six months ended June 30, 2024, the same property pool excludes the following: (i) properties acquired or placed in service during 2023 and 2024; (ii) The Landing at Tradition – Phase II, which was reclassified from active redevelopment into our operating portfolio in June 2023; (iii) our active development and redevelopment projects at Carillon medical office building and The Corner – IN; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2023 and 2024; and (vi) office properties.
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Net Debt to Adjusted EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.

2nd Quarter 2024 Supplemental Financial and Operating Statistics	20